Exhibit 10
                          AGREEMENT NOT TO COMPETE
                                   BETWEEN
                         FIRST FEDERAL BANCORP, INC.
                 FIRST FEDERAL SAVINGS BANK OF EASTERN OHIO
                                     AND
                             J. WILLIAM PLUMMER

Effective October 1, 2003, First Federal Bancorp, Inc., a savings and loan holding company incorporated under Ohio Law ("Bancorp"), First Federal Savings Bank of Eastern Ohio, a savings bank chartered under the laws of the United States and a wholly-owned subsidiary of Bancorp ("First Federal") and J. William Plummer, an individual ("Employee") entered into an employment agreement ("Employment Agreement"). Effective May 19, 2004 ("Effective Date"), Bancorp, First Federal (collectively, "Employers") and the EMPLOYEE (collectively, "Parties") enter into this noncompetition agreement ("Noncompete Agreement"). The PARTIES specifically intend that the compensation provided under this NONCOMPETE AGREEMENT is in addition to (and is not a substitution for) amounts that may be due under the EMPLOYMENT AGREEMENT in similar or dissimilar circumstances.

                              1.00    Duration

Except as otherwise provided, this NONCOMPETE AGREEMENT will remain in effect from the EFFECTIVE DATE until the end of the last period described in Section 3.00. Any notice of termination required to be given under this NONCOMPETE AGREEMENT must be given as provided in Section 4.00.

                            2.00    Compensation

In exchange for the obligations described in Section 3.00 of this NONCOMPETE AGREEMENT, the EMPLOYERS will jointly pay the EMPLOYEE US$165,000.00. This amount will be paid in a lump sum as soon as administratively feasible after the EMPLOYEE terminates employment under Sections 4(a)(ii) or 4(a)(iii) of the EMPLOYMENT AGREEMENT. However, this amount will not be due (and will not be paid) if the EMPLOYEE terminates employment under Sections 4(a)(i) or 4(b) of the EMPLOYMENT AGREEMENT. The PARTIES also agree that good and adequate consideration for the additional undertakings described in this NONCOMPETE AGREEMENT has been exchanged.

                       3.00    EMPLOYEE'S Obligations

The consideration described in Section 2.00 is provided by the EMPLOYERS in exchange for EMPLOYEE'S performance of the obligations described in this NONCOMPETE AGREEMENT, including performance of the duties and the covenants made and entered into by and between the EMPLOYEE and the EMPLOYERS in this NONCOMPETE AGREEMENT.

3.01  Confidential Information.

      [1]   Obligation to Protect Confidential Information. The EMPLOYEE
      acknowledges that the EMPLOYERS and their subsidiaries, parent corporation and


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      affiliated entities (collectively, "Group" and separately, "Group
      Member") have a legitimate and continuing proprietary interest in the protection of CONFIDENTIAL INFORMATION (as defined in Section 3.01[2]) and have invested, and will continue to invest, substantial sums of money to develop, maintain and protect CONFIDENTIAL INFORMATION. The EMPLOYEE agrees [a] during and for all periods after employment with all GROUP MEMBERS terminates for any reason [i] that any CONFIDENTIAL INFORMATION will be held in confidence and treated as proprietary to the GROUP, [ii] not to use or disclose any CONFIDENTIAL INFORMATION except to promote and advance the GROUP'S business interests and [b] immediately upon termination of employment with all GROUP MEMBERS for any reason, to return to the EMPLOYERS any and all CONFIDENTIAL INFORMATION. However, this prohibition will not preclude EMPLOYEE from providing GROUP MEMBER employees with job references or from including personal information on any job application filed in his own behalf, but, in both cases, only to the extent reasonably germane to that purpose and only to the extent that the information disclosed is not otherwise CONFIDENTIAL INFORMATION.

      [2]   Definition of CONFIDENTIAL INFORMATION. For purposes of this
      NONCOMPETE AGREEMENT, CONFIDENTIAL INFORMATION includes any confidential data, figures, projections, estimates, processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations and information relating to the identity and location of all past, present and prospective agents and customers, policy and procedure manuals or handbooks, tax records, personnel histories and records, information regarding properties and any other CONFIDENTIAL INFORMATION regarding the business, operations, properties or personnel of the GROUP (or any GROUP MEMBER) which are disclosed to or learned by the EMPLOYEE as a result of employment with any GROUP MEMBER, but will not include [a] the EMPLOYEE'S personal personnel records or [b] any information that [i] the EMPLOYEE possessed before the date of initial employment (including periods before the effective date) with any GROUP MEMBER that was a matter of public knowledge, [ii] became or becomes a matter of public knowledge through sources independent of the EMPLOYEE, [iii] has been or is disclosed by any GROUP MEMBER without restriction on its use or [iv] has been or is required to be disclosed by law or governmental order or regulation. The EMPLOYEE also agrees that, if there is any reasonable doubt whether an item is public knowledge, to not regard the item as public knowledge until and unless the Chairman of Bancorp's Board of Directors confirms to the EMPLOYEE that the information is public knowledge or an arbitrator, acting under
      Section 5.00, finally decides that the information is public knowledge.

      [3]   Intellectual Property. The EMPLOYEE expressly acknowledges that all right, title and interest to all inventions, designs, discoveries, works of authorship, and ideas conceived, produced, created, discovered, authored, or reduced to practice during the EMPLOYEE'S performance of services under this NONCOMPETE AGREEMENT, whether individually or jointly with any GROUP MEMBER (the "Intellectual Property") will be owned solely by the GROUP, and will be subject to the same restrictions set forth


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      in Section 3.01[2] above. All INTELLECTUAL PROPERTY which constitutes copyrightable subject matter under the copyright laws of the United States will, from the inception of creation, be deemed to be a "work made for hire" under the United States copyright laws and all right, title and interest in and to such copyrightable works will vest in the GROUP. All right, title and interest in and to all INTELLECTUAL PROPERTY developed or produced under this NONCOMPETE AGREEMENT by the EMPLOYEE, whether constituting patentable subject matter or copyrightable subject matter (to the extent deemed not to be a "work made for hire") or otherwise, will be assigned and is hereby irrevocably assigned to the GROUP by the EMPLOYEE. The EMPLOYEE will, without any additional consideration, execute all documents and take all other actions needed to convey the EMPLOYEE'S complete ownership interest in any INTELLECTUAL PROPERTY to the GROUP so that the GROUP may own and protect such INTELLECTUAL PROPERTY and obtain patent, copyright and trademark registrations for it. The EMPLOYEE agrees that any GROUP MEMBER may alter or modify the INTELLECTUAL PROPERTY at the GROUP MEMBER'S sole discretion, and the EMPLOYEE waives all right to claim or disclaim authorship.

3.02 Solicitation of Employees. The EMPLOYEE agrees that during employment, and for three years after terminating employment with all GROUP MEMBERS for any reason [1] not, directly or indirectly, to solicit any employee of any GROUP MEMBER to leave employment with the GROUP, [2] not, directly or indirectly, to employ or seek to employ any employee of any GROUP MEMBER and [3] not to cause or induce any of the GROUP'S (or GROUP MEMBER'S) competitors to solicit or employ any employee of any GROUP MEMBER. However, this prohibition will not preclude EMPLOYEE from providing GROUP MEMBER employees with job references, but only to the extent reasonably germane to that purpose and only to the extent that the information disclosed is not otherwise CONFIDENTIAL INFORMATION.

3.03 Solicitation of Third Parties. The EMPLOYEE agrees that during employment, and for three years after terminating employment with all GROUP MEMBERS for any reason not, directly or indirectly, to recruit, solicit or otherwise induce or influence any customer, supplier, sales representative, lender, lessor, lessee or any other person having a business relationship with the GROUP (or any GROUP MEMBER) to discontinue or reduce the extent of that relationship except in the course of discharging the duties described in this NONCOMPETE AGREEMENT and with the good faith objective of advancing the GROUP'S (or any GROUP MEMBER'S) business interests.

3.04 Non-Competition. The EMPLOYEE agrees that for three years after terminating employment with all GROUP MEMBERS for any reason not, directly or indirectly, to accept employment with, act as a consultant to, or otherwise perform services that are substantially the same or similar to those for which the EMPLOYEE was compensated by any GROUP MEMBER (this comparison will be based on job-related functions and responsibilities and not on job title) for any business that, within the states of Ohio, Pennsylvania and West Virginia, directly competes with any business in which the GROUP or any GROUP MEMBER [1] is engaged on the date the EMPLOYEE terminates employment with all GROUP MEMBERS for any reason, [2] was engaged at any time within 36 months preceding the date the EMPLOYEE terminates employment with all GROUP MEMBERS for any reason or [3] in EMPLOYEE'S


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knowledge intends to participate at any time within 36 months after the date the EMPLOYEE terminates employment with all GROUP MEMBERS for any reason. This restriction applies to any parent, division, affiliate, newly formed or purchased business(es) and/or successor of a business that competes or may compete with the GROUP'S (or any GROUP MEMBER'S) business.

3.05 Post-Termination Cooperation. As is required of the EMPLOYEE during employment, the EMPLOYEE agrees that during and for all periods after employment with all GROUP MEMBERS terminates for any reason and without additional compensation (other than reimbursement for reasonable associated expenses), to cooperate with the GROUP (and with each GROUP MEMBER) in the following areas:

      [1]   Cooperation With the EMPLOYERS. The EMPLOYEE agrees [a] to be reasonably available to answer questions for the GROUP'S (and any GROUP MEMBER'S) officers regarding any matter, project, initiative or effort for which the EMPLOYEE was responsible while employed by any GROUP MEMBER and [b] to cooperate with the GROUP (and with each GROUP MEMBER) during the course of all third-party proceedings arising out of the GROUP'S (and any GROUP MEMBER'S) business about which the EMPLOYEE has knowledge or information. For purposes of this NONCOMPETE AGREEMENT, [c] "proceedings" includes internal investigations, administrative investigations or proceedings and lawsuits (including pre-trial discovery and trial testimony) and [d] "cooperation" includes [i] the EMPLOYEE'S being reasonably available for interviews, meetings, depositions, hearings and/or trials without the need for subpoena or assurances by the GROUP (or any GROUP MEMBER), [ii] providing any and all documents in the EMPLOYEE'S possession that relate to the proceeding, and [iii] providing assistance in locating any and all relevant notes and/or documents.

      [2]   Cooperation With Third Parties. Unless compelled to do so by lawfully-served subpoena or court order, the EMPLOYEE agrees not to communicate with, or give statements or testimony to, any opposing attorney, opposing attorney's representative (including private investigator) or current or former employee relating to any matter (including pending or threatened lawsuits or administrative investigations) about which the EMPLOYEE has knowledge or information (other than knowledge or information that is not CONFIDENTIAL INFORMATION) as a result of employment with the GROUP (or any GROUP MEMBER) except in cooperation with the EMPLOYERS. The EMPLOYEE also agrees to notify the Chairman of Bancorp's Board of Directors immediately after being contacted by a third party or receiving a subpoena or court order to appear and testify with respect to any matter affected by this section.

      [3]   Cooperation With Media. The EMPLOYEE agrees not to communicate with, or give statements to, any member of the media (including print, television or radio media) relating to any matter (including pending or threatened lawsuits or administrative investigations) about which the EMPLOYEE has knowledge or information. The EMPLOYEE also agrees to notify the Chairman of Bancorp's Board of Directors immediately after being contacted by any member of the media with respect to any matter affected by this section.

3.06 Non-Disparagement. The EMPLOYEE and the EMPLOYERS (on its behalf and on behalf of the GROUP and each GROUP MEMBER) agree that neither will make any disparaging remarks about the other and the EMPLOYEE will not make any disparaging remarks about any of the GROUP'S employees or directors at any time. However, this section will not preclude [1] any remarks that may be made by the EMPLOYEE as part of any proceedings under Section 5.00 or that are required to discharge the duties described in this NONCOMPETE AGREEMENT or [2] the EMPLOYERS from making (or eliciting from any person) disparaging remarks about the EMPLOYEE concerning any conduct that may lead to a termination for Cause, as defined in Section 4(a)(i) of the EMPLOYMENT AGREEMENT (including initiating an inquiry or investigation that may result in a termination for Cause), but only to the extent reasonably necessary to investigate the EMPLOYEE'S conduct and to protect the GROUP'S (or any GROUP MEMBER'S) interests or as part of any proceedings under Section 5.00.

3.07 Remedies. The EMPLOYEE acknowledges that money will not adequately compensate the GROUP for the substantial damages that will arise upon the breach of any provision of Sections 3.01 through 3.06. For this reason, any disputes arising under Section s 3.01 through 3.06 will not be subject to arbitration under Sections 3.01 through 3.06. Instead, if the EMPLOYEE breaches or threatens to breach any provision of Section s 3.01 through 3.06, the EMPLOYERS will be entitled, in addition to other rights and remedies, to specific performance, injunctive relief and other equitable relief to prevent or restrain any breach or threatened breach of Section s
3.01 through 3.06.

                               4.00    Notice

Any notices or other communications required or permitted pursuant to this NONCOMPETE AGREEMENT will be deemed delivered if the notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

      If to Bancorp and/or First Federal:

            First Federal Savings Bank of astern Ohio
            Fifth & Market Streets
            Zanesville, Ohio 43701

      With copies to:

            John C. Vorys, Esq.
            Vorys, Sater, Seymour and Pease LLP
            52 East Gay Street
            Columbus, Ohio 43216-1008

      If to the EMPLOYEE:

            Mr. J. William Plummer
            366 Broadview Avenue
            Zanesville, Ohio 43701


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                             5.00    Arbitration

5.01 Acknowledgement of Arbitration. Unless stated otherwise in this NONCOMPETE AGREEMENT, the PARTIES agree that arbitration is the sole and exclusive remedy for each of them to resolve and redress any dispute, claim or controversy involving the interpretation of this NONCOMPETE AGREEMENT or the terms, conditions or termination of this NONCOMPETE AGREEMENT, including any claims for any tort, breach of contract, violation of public policy or discrimination, whether such claim arises under federal or state law.

5.02 Scope of Arbitration. The EMPLOYEE expressly understands and agrees that claims subject to arbitration under this section include asserted violations of the Employee Retirement and Income Security Act of 1974; the Age Discrimination in Employment Act; the Older Worker's Benefit Protection Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964 (as amended); the Family and Medical Leave Act; any law prohibiting discrimination, harassment or retaliation in employment; any claim of promissory estoppel or detrimental reliance, defamation, intentional infliction of emotional distress; or the public policy of any state, or any federal, state or local law.

5.03 Effect of Arbitration. The PARTIES intend that any arbitration award relating to any matter described in Section 5.01 will be final and binding on them and that a judgment on the award may be entered in any court of competent jurisdiction, and enforcement may be had according to the terms of that award. This section will survive the termination or expiration of this NONCOMPETE AGREEMENT.

5.04 Location of Arbitration. Arbitration will be held in Zanesville, Ohio, and will be conducted by a retired federal judge or other qualified arbitrator. The arbitrator will be mutually agreed upon by the PARTIES and the arbitration will be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The PARTIES will have the right to conduct discovery pursuant to the Federal Rules of Civil Procedure; provided, however, that the arbitrator will have the authority to establish an expedited discovery schedule and cutoff and to resolve any discovery disputes. The arbitrator will have no jurisdiction or authority to change any provision of this NONCOMPETE AGREEMENT by alterations of, additions to or subtractions from the terms of this NONCOMPETE AGREEMENT. The arbitrator's sole authority will be to interpret or apply any provision(s) of this NONCOMPETE AGREEMENT or any public law alleged to have been violated. The arbitrator will be limited to awarding compensatory damages, including unpaid wages or benefits, but, to the extent allowed by law, will have no authority to award punitive, exemplary or similar-type damages.

5.05 Time for Initiating Arbitration. Any claim or controversy not sought to be submitted to arbitration, in writing, within 120 days of the date the Party asserting the claim knew, or through reasonable diligence should have known, of the facts giving rise to that Party's claim, will be deemed waived and the Party asserting the claim will have no further right to seek arbitration or recovery with respect to that claim or controversy. Both PARTIES agree to strictly comply with the time limitation specified in
Section 5.00. For purposes of this section, a claim or controversy is sought to be submitted to arbitration on the date the complaining Party gives written notice to the other that [1] an issue has arisen or is likely to arise that, unless resolved


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otherwise, may be resolved through arbitration under Section 5.00 and
[2] unless the issue is resolved otherwise, the complaining Party intends to submit the matter to arbitration under the terms of Section 5.00.

5.06 Costs of Arbitration. The EMPLOYERS will bear the arbitrator's fee and other costs associated with any arbitration, unless the arbitrator, acting under Federal Rule of Civil Procedure 54(b), elects to award these fees to the EMPLOYERS.

5.07 Arbitration Exclusive Remedy. The PARTIES acknowledge that, because arbitration is the exclusive remedy for resolving issues arising under this NONCOMPETE AGREEMENT, neither Party may resort to any federal, state or local court or administrative agency concerning breaches of this NONCOMPETE AGREEMENT or any other matter subject to arbitration under Section 5.00, except as otherwise provided in this NONCOMPETE AGREEMENT, and that the decision of the arbitrator will be a complete defense to any suit, action or proceeding instituted in any federal, state or local court before any administrative agency with respect to any arbitrable claim or controversy.

5.08 Waiver of Jury. The EMPLOYEE and the EMPLOYERS each waive the right to have a claim or dispute with one another decided in a judicial forum or by a jury, except as otherwise provided in this NONCOMPETE AGREEMENT.

                         6.00    General Provisions

6.01 Representation of EMPLOYEE. The EMPLOYEE represents and warrants that the EMPLOYEE is not under any contractual or legal restraint that prevents or prohibits the EMPLOYEE from entering into this NONCOMPETE AGREEMENT or performing the duties and obligations described in this NONCOMPETE AGREEMENT.

6.02 Modification or Waiver; Entire NONCOMPETE AGREEMENT. No provision of this NONCOMPETE AGREEMENT may be modified or waived except in a document signed by the EMPLOYEE and the EMPLOYERS. This NONCOMPETE AGREEMENT, and any attachments referenced in the NONCOMPETE AGREEMENT, constitute the entire agreement between the PARTIES regarding the employment relationship described in this NONCOMPETE AGREEMENT, and any other agreements are terminated and of no further force or legal effect. No agreements or representations, oral or otherwise, with respect to the EMPLOYEE'S employment relationship with the EMPLOYERS have been made or relied upon by either Party which are not set forth expressly in this NONCOMPETE AGREEMENT.

6.03 Governing Law; Severability. This NONCOMPETE AGREEMENT is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this NONCOMPETE AGREEMENT, or the application of any provision of this NONCOMPETE AGREEMENT to any person or circumstance, is, for any reason and to any extent, held invalid or unenforceable, such invalidity and unenforceability will not affect the remaining provisions of this NONCOMPETE AGREEMENT of its application to other persons or circumstances, all of which will be enforced to the greatest extent permitted by law and the EMPLOYEE and the EMPLOYERS agree that the arbitrator (or judge) is authorized to reform the invalid or enforceable provision [1] to the


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extent needed to avoid the invalidity or unenforceability and [2] in a manner that is as similar as possible to the intent (as described in this NONCOMPETE AGREEMENT). The validity, construction and interpretation of this NONCOMPETE AGREEMENT and the rights and duties of the PARTIES will be governed by the laws of the State of Ohio, without reference to the Ohio choice of law rules.

6.04 No Waiver. Except as otherwise provided in Section 5.05, failure to insist upon strict compliance with any term of this NONCOMPETE AGREEMENT will not be considered a waiver of any such term.

6.05 Withholding. All payments made to the EMPLOYEE under this NONCOMPETE AGREEMENT will be reduced by any amount:

      [1]   That the EMPLOYERS are required to withhold in advance payment of the EMPLOYEE'S federal, state and local income, wage and employment tax liability; and

      [2]   To the extent allowed by law, that the EMPLOYEE owes (or, after employment is deemed to owe) to the EMPLOYERS.

6.06 Survival. The PARTIES agree that the covenants and promises set forth in this NONCOMPETE AGREEMENT will survive the termination of this NONCOMPETE AGREEMENT and continue in full force and effect.

6.07  Miscellaneous.

      [1]   The EMPLOYEE may not assign any right or interest to, or in, any payments payable under this NONCOMPETE AGREEMENT.

      [2]   This NONCOMPETE AGREEMENT will be binding upon and will inure to the benefit of the EMPLOYEE, the EMPLOYEE'S heirs and legal representatives and the EMPLOYERS and its successors.

      [3]   The headings in this NONCOMPETE AGREEMENT are inserted for convenience of reference only and will not be a part of or control or affect the meaning of any provision of the NONCOMPETE AGREEMENT.

6.08 Successors to EMPLOYERS. This NONCOMPETE AGREEMENT may and will be assigned or transferred to, and will be binding upon and will inure to the benefit of, any successor of the EMPLOYERS, and any successor will be substituted for the EMPLOYERS under the terms of this NONCOMPETE AGREEMENT. As used in this NONCOMPETE AGREEMENT, the term "successor" means any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise, acquires all or essentially all of the assets of the business of the EMPLOYERS. Notwithstanding any assignment, the EMPLOYERS will remain, with any successor, jointly and severally liable for all its obligations under this NONCOMPETE AGREEMENT.

      IN WITNESS WHEREOF, the PARTIES have duly executed and delivered this NONCOMPETE AGREEMENT, which includes an arbitration provision, and consists of nine (9) pages.

Attest:                                FIRST FEDERAL BANCORP, INC.

/s/ Ward D. Coffman, III               By /s/ John C. Matesich, III
-----------------------------             ---------------------------------
                                          John C. Matesich, III
                                          Its Chairman

Attest:                                FIRST FEDERAL SAVINGS BANK OF
                                       EASTERN OHIO

/s/ Ward D. Coffman, III               By /s/ John C. Matesich, III
-----------------------------             ---------------------------------
                                          John C. Matesich, III
                                          Its Chairman

Attest:                                EMPLOYEE

/s/ Ward D. Coffman, III               /s/ J. William Plummer
-----------------------------          ------------------------------------
                                       J. William Plummer


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